UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 18, 2012

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)

(716) 819-5500

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 18, 2012, First Niagara Bank, N.A (the “Bank”), the wholly-owned subsidiary of First Niagara Financial Group, Inc. (“First Niagara” or the “Company”) acquired more than 100 branches from HSBC Bank USA, National Association (“HSBC”), as contemplated by the previously announced Purchase and Assumption Agreement by and between the Bank, HSBC, HSBC Securities (USA) Inc. and HSBC Technology and Services (USA) Inc., dated as of July 30, 2011, as amended and restated as of May 17, 2012 (as amended and restated, the “Purchase Agreement”). As part of the transaction, the Bank acquired approximately $9.8 billion of net deposits and approximately $1.6 billion of net performing loans and paid a premium of $0.9 billion.

Item 7.01	Regulation FD Disclosure

The composition of net deposits, by type, assumed by First Niagara as of the date of acquisition was as follows (dollars in billions):

Interest bearing checking deposits	$1.3
Money market savings deposits	$2.9
Other savings deposits	$1.6
Noninterest bearing demand deposits	$1.4
Certificate of deposits	$0.7
Total retail deposits	$8.0
Public deposits *	$1.8
Total deposits *	$9.8

*	Deposits reported exclude $0.5B in public deposits that were subject to a price concession.

Net deposits acquired by First Niagara in the transaction were approximately $1.2 billion lower than balance levels at announcement of the transaction on July 31, 2011, which resulted in a lower purchase premium paid by First Niagara. The lower balance levels reflect $0.6 billion of exclusions attributed to customers domiciled outside the Company’s footprint, and $0.8 billion of pre-closing deposit attrition, partially offset by an increase in public deposit balances. Net of the organic growth achieved in markets impacted by the transaction, the Company estimates that pre-closing net attrition levels were consistent with the Company’s prior experience in the National City Bank branch transaction.

Loans

The composition of loans acquired from HSBC as of the date of acquisition was as follows (dollars in billions):

Residential	$0.3
Home equity loans and lines	$0.6
Credit card loans	$0.3
Other consumer	$0.1
Total consumer loans	$1.3
Commercial loans	$0.3
Total loans	$1.6

Loan balances declined from the July 31, 2011 announcement by approximately $0.3 billion, primarily reflecting refinance activity in the residential mortgage and home equity portfolios.

Deposit premium

The premium paid by First Niagara to HSBC was approximately $0.9 billion, subject to final closing adjustments. This amount does not reflect reductions for premiums receivable by the Company upon closing of the pending assignments from HSBC to KeyBank N.A., Community Bank Systems, Inc. and Five Star Bank, contemplated to occur in the second and third quarters of 2012.

The amounts reported above are preliminary; and do not reflect purchase accounting adjustments of these balances to their fair values as of the date that they were acquired.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The acquisition of the branches and related deposits and loans does not represent the acquisition of a business and therefore historical financial statements are not required.

(b) Pro Forma Financial Information.

Certain information with respect to the branch acquisition, the deposits assumed and the loans acquired will be provided in an amendment to this Report on Form 8-K that will be filed not later than 71 calendar days after the date hereof.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

99.1

Purchase and Assumption Agreement, dated July 30, 2011, by and among HSBC Bank USA, National Association, HSBC Securities (USA) Inc., HSBC Technology & Services (USA) Inc. and First Niagara Bank, N.A., as amended as restated as of May 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: May 24, 2012	By:	/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)